UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2015

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) (b)

On June 16, 2015, Blackstone Mortgage Trust, Inc. (the “Company”) held its 2015 annual meeting of stockholders. A quorum was present at the meeting, as required by the Company’s Fourth Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstentions votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following eight individuals were elected to the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Michael B. Nash	40,062,588	1,681,716	11,035,472
Stephen D. Plavin	40,277,906	1,466,398	11,035,472
Leonard W. Cotton	40,436,591	1,307,713	11,035,472
Thomas E. Dobrowski	40,345,197	1,399,107	11,035,472
Martin L. Edelman	34,652,563	7,091,741	11,035,472
Henry N. Nassau	36,690,116	5,054,188	11,035,472
Lynne B. Sagalyn	40,372,370	1,371,934	11,035,472
John G. Schreiber	36,569,465	5,174,839	11,035,472

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

Votes For	Votes Against	Votes Abstained
52,578,156	142,031	59,589

Proposal 3 – Advisory Vote on Executive Compensation: To Approve in a Non-binding, Advisory Vote, the Compensation Paid to the Company’s Named Executive Officers

The stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,206,408	425,880	12,016	11,035,472

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: June 17, 2015

	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Head of Legal and Compliance